Exhibit 10.6

Execution Version

LINKHOME HOLDINGS INC.

Subscription Agreement

Linkhome Holdings Inc.

[Address]

[Address]

Dear Sir and Madam:

Linkhome Holdings Inc., a Nevada corporation (the “Company”), has been formed pursuant to the Nevada Revised Statutes and will be operated in accordance with its Articles of Incorporation and Bylaws (as amended from time to time, together the “Charter Documents”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Charter Documents. This offering is limited to investors who certify that they meet all of the qualifications set forth herein.

1. Sale of Shares. The Company is offering (the “Offering”) shares (the “Shares”) of its common stock (the “Common Stock”).

2. Subscription. Subject to the terms and conditions hereof, the undersigned (“Subscriber”) hereby agrees to acquire the number of Shares listed, and irrevocably agrees to pay the aggregate initial purchase price of $1.00 per Share (the “Purchase Price”), as set forth on the signature page hereto (the “Subscription”).

3. Representations and Warranties. In consideration of the sale of the Shares, Subscriber hereby represents and warrants to the Company that:

(a) Subscriber is either (i) an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) subscription amount set forth on the signature page of this Agreement, together with any other amounts previously used to purchase Shares in the Offering does not exceed 10% of the greater of the Subscriber’s annual income or net worth (if a natural person) or revenue or net assets for such Subscriber’s most recently completed fiscal year (if a non-natural person).

(b) The Shares subscribed for are being acquired by Subscriber for investment purposes only, for Subscriber’s own account and not with the view to any resale or distribution thereof, and Subscriber is not participating, directly or indirectly, in an underwriting of such Shares, and will not take, or cause to be taken, any action that would cause Subscriber to be deemed an “underwriter” of such Shares as defined in Section 2(11) of the Securities Act.

(c) Subscriber acknowledges that Subscriber has been offered an opportunity to ask questions of, and receive answers from, a principal of the Company, concurrently with the offering of the Shares, concerning the Company and its proposed investments, and that the Company has fully complied with any request for such information.

(d) Subscriber has obtained, in the Subscriber’s judgment, sufficient information to evaluate the merits and risks of an investment in the Company. Subscriber has evaluated and is able to bear such risks and has determined that the Shares are a suitable investment for Subscriber.

(e) Subscriber has adequate means of providing for its financial needs and possible contingencies, and Subscriber does not have any need for liquidity of the funds being utilized in the purchase of the Shares. Subscriber has assets or sources of income which, taken together, are more than sufficient so that Subscriber could bear the risk of loss of its entire investment in the Company.

(f) Subscriber acknowledges that the Company is a new venture with limited operating history, and that the performance of the Company will be affected by the investment decisions of the Board of Directors of the Company (the “Board”), including the timing of the Board’s decisions to purchase, sell or to take other actions with respect to the Company’s investments; no assurances can be given that the investment strategies of the Board will, in every case, maximize the financial results of the Company.

(g) Subscriber agrees, within five days after receipt of a written request from the Company, to provide such information and to execute and deliver such documents as may be reasonably necessary to comply with any and all laws and regulations to which the Company is subject.

(h) Neither the Company nor any person acting on the Company’s behalf has offered, offered to sell, offered for sale or sold the Shares to Subscriber by means of any form of general solicitation or general advertising.

(i) The execution, delivery and performance by Subscriber of this Subscription Agreement are within Subscriber’s powers, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, and will not violate any provisions of the incorporation papers, bylaws or partnership agreement, as may be applicable, of Subscriber. This Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable in accordance with its terms.

(j) In making its decision to acquire the Shares, Subscriber is not relying on the Company with respect to tax and other economic considerations involved in this investment.

(k) Subscriber understands that the Company will not register as an investment company under the Investment Company Act, as amended (the “Investment Company Act”).

(l) Subscriber does not control, nor is controlled by or under common control with, any other existing or prospective investor in the Company (other than any owner of partnership interests in the Partnership) and no other person or persons will have a beneficial interest in the Shares acquired (other than as a shareholder, partner or other beneficial owner of equity interests in the Subscriber).

(m) ______ Unless the preceding line is checked, Subscriber is organized under the laws of the United States or a state thereof or is otherwise a U.S. Person as defined in Rule 902(k) under the Securities Act.

(n) By subscription for the Shares, the Subscriber represents to the Company that it has neither acquired nor will it transfer or assign any Shares it acquires (or any interest therein) or cause any such Shares (or any interest therein) to be marketed on or through an “established securities market” or a “secondary market or the substantial equivalent thereof” within the meaning of Section 7704(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations. Furthermore, Subscriber agrees that if it determines to transfer or assign any of its Shares pursuant to the provisions of the Charter Documents, it will cause its proposed transferee to agree to the transfer restrictions set forth herein and to make the representations set forth above.

4. Restrictions on Transferability. Subscriber understands that (i) the Shares will not be, and investors in the Company have no rights to require that the Shares be, registered under the Securities Act; (ii) there will be no public market for the Shares; (iii) the Subscriber may not be able to avail itself of exemptions available for resale of the Shares without registration, and accordingly, may have to hold the Shares indefinitely; and (iv) it may not be possible for the Subscriber to liquidate its investment in the Company. As a consequence, Subscriber understands that Subscriber may be required bear the economic risks of the investment in the Shares for an indefinite period of time. Notwithstanding the forgoing, Subscriber may sell the Shares subscribed to as set forth on the signature page hereto after such date that the Common Stock is registered under the Securities Act and offered for sale to the public (the “IPO Date”) and such Shares may be sold in accordance with federal securities laws.

5. Lock-Up. During the period beginning on and including the IPO Date through and including the date that is one month from the IPO Date, the undersigned will not, without the prior written consent of the Company, directly or indirectly, offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any Common Stock now owned or hereafter acquired by the Subscriber or with respect to which the Subscriber has or hereafter acquires the power of disposition (including, without limitation, Common Stock which may be deemed to be beneficially owned by the Subscriber in accordance with the rules and regulations promulgated under the Securities Act).

6. Company Buyback. In the event that the volume weighted average price of the Shares quoted on any national securities exchange or interdealer quotation system on which shares of the Company’s Common Stock are then traded or listed is below the Purchase Price, for a period of ten (10) consecutive days beginning on the IPO Date, the Subscriber may, by delivering notice thereof, sell all but not less than all of the Shares to the Company at the Purchase Price plus a premium calculated at 6% per annum from the date of this Subscription Agreement (the “Buyback Price”) and the Company shall purchase from Subscriber the Shares at the Buyback Price.

7. Company Registration. If the Company proposes to register any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash, a registration relating to a demand pursuant to Section 8 or the Company’s first underwritten public offering of its Common Stock under the Securities Act (the “IPO”), the Company shall, at such time, promptly give each holders of its then issued and outstanding Common Stock (each a “Holder” and collectively the “Holders”) notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 9, use commercially reasonable efforts to register all of the Common Stock that each such Holder has requested to be included in such registration (the “Registrable Securities”). The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 7 before the effective date of such registration, whether or not any Holder has elected to include Common Stock in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 11.

8. Registration Rights. The Company covenants and agrees as follows:

(a) Form S-1 Demand. If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of fifty percent (50%) of the Common Stock then outstanding (the “Initiating Holders”) that the Company file a Form S-1 registration statement with respect to the Common Stock of such Holders , then the Company shall: (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Common Stock that the Initiating Holders requested to be registered and any additional Common Stock requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 8(c) and 9;

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from the Initiating Holders that the Company file a Form S-3 registration statement with respect to outstanding Common Stock of such Holders, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Common Stock requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 8(c) and 9; and

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 8 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Securities Exchange Act of 1934, as amended, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period ; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration. And “Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Common Stock; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 8(a), (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Section 8(a); or (iii) if the Initiating Holders propose to dispose of shares of Common Stock that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 8(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 8(b), (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two (2) registrations pursuant to Section 8(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 8(c) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 11, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 8(c); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 8(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 8(c).

9. Underwriting Requirements.

(a) If pursuant to Section 8, the Initiating Holders intend to distribute the Common Stock covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 8, and the Company shall include such information in the Demand Notice. The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Holders. In such event, the right of any Holder to include such Holder’s Common Stock in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Common Stock in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 9, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Common Stock that otherwise would be underwritten pursuant hereto, and the number of Common Stock that may be included in the underwriting shall be allocated among such Holders of Common Stock, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Common Stock owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Common Stock held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting;

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 7, the Company shall not be required to include any of the Holders’ Common Stock in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Common Stock, requested by Holders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Common Stock, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Common Stock requested to be registered can be included in such offering, then the Common Stock that is included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Common Stock owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. For purposes of the provision in this Section 9(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and affiliates of such Holder, or the estates and immediate family members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Common Stock owned by all persons included in such “selling Holder,” as defined in this sentence; and

(c) For purposes of Section 8, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 9(a), fewer than fifty percent (50%) of the total number of Common Stock that Holders have requested to be included in such registration statement are actually included.

10. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 7 and 8 with respect to the Common Stock of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Common Stock held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Common Stock.

11. Expense of Registration. All expenses (other than underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Common Stock, and fees and disbursements of counsel for any Holder (the “Selling Expenses”)) incurred in connection with registrations, filings, or qualifications pursuant to Sections 7 and 8, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000 per registration, of one counsel for the selling Holders selected by Holders of a majority of the Common Stock to be registered (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 8 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Common Stock to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Common Stock that were to be included in the withdrawn registration), unless the Holders of a majority of the Common Stock agree to forfeit their right to one registration pursuant to Sections 8(a) or 8(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 8(a) or 8(b). All Selling Expenses relating to Common Stock registered pursuant to Sections 7 and 8 (other than fees and disbursements of counsel to any Holder, other than the Selling Holder Counsel, which shall be borne solely by the Holder engaging such counsel) shall be borne and paid by the Holders pro rata on the basis of the number of Common Stock registered on their behalf.

12. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Subscription Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of Sections 7 through 11.

13. Termination and Suspension of Registration Rights.

(a) The right of any Holder to request registration or inclusion of Common Stock in any registration pursuant to Sections 7 or 8 shall terminate, as to such Holder, upon the earliest to occur of:

(i) the closing of a liquidation event, in which the consideration received by the Holders in such liquidation event is in the form of cash and/or publicly traded securities, or if the Holders receive registration rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in the Section 8;

(ii) registration of such Holder’s Common Stock under the Securities Act pursuant to Sections 7 or 8;

(iii) such time after consummation of an IPO, when the Holder (A) together with together with its “affiliates” (as determined under SEC Rule 144) holds less than 1% of the outstanding capital stock of the Company and (B) may immediately sell all of the Holder’s Common Stock under SEC Rule 144 without volume limitation, or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation, during a three-month period without registration;

(iv) the third anniversary of the IPO or such later date that is 180 days following the expiration of all deferrals of the Company’s obligations pursuant to Sections 7 through 11 that remain in effect as of such anniversary; and

(b) The right of any Holder to request registration or inclusion of Common Stock in any registration pursuant to Sections 7 or 8 shall be suspended during any time as such Holder is a Sanctioned Party. “Sanctioned Party” means any person: (i) organized under the laws of, ordinarily resident in, or located in a country or territory that is the subject of applicable laws and regulations pertaining to trade and economic sanctions administered by the United States (“Sanctions”) (which as of the date of this Subscription Agreement comprise Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk, and Luhansk regions of Ukraine (“Restricted Countries”)); (ii) 50% or more owned or controlled by the government of a Restricted Country; or (iii) (A) designated on a sanctioned parties list administered by the United States, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, Sectoral Sanctions Identification List (collectively, “Designated Parties”); or (B) 50% or more owned or, where relevant under applicable Sanctions, controlled, individually or in the aggregate, by one or more Designated Party, in each case only to the extent that dealings with such person is are prohibited pursuant to applicable Sanctions

14. Subscriber Awareness. Subscriber acknowledges, represents, agrees and is aware that:

(a) no federal or state agency has passed upon the Shares or made any findings or determination as to the fairness of this investment or upon the accuracy or adequacy of the information contained in this Subscription Agreement;

(b) the representations, warranties, agreements and acknowledgments Subscriber makes herein are made with the intent that they be relied upon by the Company in determining Subscriber’s suitability as an investor and shall survive Subscriber’s acquisition of the Shares. In addition, Subscriber undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to Subscriber sets forth herein;

(c) no representations or warranties have been made to Subscriber by the Company or any of its officers, employees, agents or affiliates.

15. Payment of Subscription. Subscriber is providing, concurrently herewith, instructions to Subscriber’s bank or brokerage firm for electric funds transfer in the full amount of the Subscription, to the Company’s account as specified herein.

16. Qualification. Subscriber is authorized and qualified to become a stockholder of, and authorized to pay its Subscription to, the Company, and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

17. Anti-Money Laundering Compliance.

(a) Neither Subscriber, nor any of its direct or indirect beneficial owners or Related Persons1, (i) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) or “Annex I to United States Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, nor are they otherwise a party with which the Company is prohibited to deal under the laws of the United States, (ii) is a person identified as a terrorist organization on any other relevant lists maintained by government authorities, (iii) is a foreign bank without a physical presence in any country other than a foreign bank that (A) is an affiliate of a depository institution, credit union or foreign bank that maintains a physical present in the United States or a foreign country, as applicable, and (B) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank (each, a “Regulated Affiliate”), or (iv) is a person or entity resident in or whose subscription funds are transferred from or through an account in any foreign country or territory that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force (“FATF”), of which the United States is a member and with which designation the United States representative to the group or organization continues to concur. See http://www1.oecd.org/fatf/NCCT_en.htm for FATF’s list of non-cooperative countries and territories (a “Non-Cooperative Jurisdiction”). Subscriber further represents that (1) neither Subscriber nor, if the Subscriber is not the beneficial owner of all of the Shares, any holder of any beneficial interest in the Shares, nor any Related Person, is resident in, or organized or chartered under the laws of, and (2) the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, routed through, or related in any way to, the governments of, or persons within, any country (w) under a U.S. embargo enforced by OFAC, (x) that has been designated as a “noncooperative country or territory” by the Financial Action Task Force on Money Laundering, (y) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern”, or (z) that is a Non-Cooperative Jurisdiction.

[1]	With respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a Publicly Traded Company or a Qualified Plan, the term "Related Person" shall exclude any interest holder holding less than 5% of any class of securities of such Publicly Traded Company and beneficiaries of such Qualified Plan.

(b) Subscriber further represents and warrants that Subscriber: (i) has conducted reasonable due diligence with respect to all of its directors, officers, beneficial owners, (ii) has taken reasonable steps to establish the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (iii) will retain evidence of any such identities, any such source of funds and any such due diligence. Pursuant to anti-money laundering laws and regulations, the Company may be required to collect documentation verifying Subscriber’s identity and the source of funds used to acquire the Shares before, and from time to time after, acceptance by the Company of this Subscription Agreement. Subscriber represents that in the event that it is, receives deposits from, makes payments to or conducts transactions relating to a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with Subscriber’s investment in the Shares, such Non-U.S. Bank: (A) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (B) employs one or more individuals on a full-time basis, (C) maintains operating records related to its banking activities, (D) is subject to inspection by the banking authority that licensed it to conduct banking activities and (E) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered Affiliate. Subscriber has conducted appropriate due diligence and based on such due diligence reasonably believes that no contribution or payment by Subscriber to the Company, to the extent they are within the Subscriber’s control, shall cause the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement, the Anti-Terrorist Financing Act of 2001, any rules or regulations under such laws, and any similar laws rules or regulations of any other applicable jurisdiction (collectively, “Anti-Money Laundering Laws”). Subscriber has conducted appropriate due diligence and based on such due diligence reasonably believes that none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately held entity, any person having a beneficial interest in the Subscriber; (4) if the Subscriber is not the beneficial owner of all of the Shares, any person having a beneficial interest in the Shares; or (5) any person for whom the Subscriber is acting as agent or nominee in connection with this investment in the Shares is (x) a Senior Foreign Political Figure2 (“SFPF”) and/or a Politically Exposed Person (“PEP”), (y) an immediate family member3 or close associate4 of a SFPF and/or PEP, a person who is widely known (or is actually known by Subscriber) to maintain a close personal relationship with any such individual, or (z) a corporation, business or other entity that has been formed by or for the benefit of such individual. Subscriber further represents and warrants that it is not subscribing for the Shares in connection with or as a result of any payment or benefit made or provided by any person.

(c) Subscriber will provide to the Company at any time such information as the Company determines to be necessary or appropriate (i) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (ii) to respond to requests for information concerning the identity of the stockholders from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
[4]	A “close associate” of a senior foreign political figures is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial financial transactions on behalf of the senior foreign political figure.

18. Indemnities. Subscriber hereby agrees to indemnify, defend and hold harmless the Company and all of its directors, officers, affiliates and advisors from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) that they may incur by reason of the Subscriber’s failure to fulfill all of the terms and conditions of this Subscription Agreement or by reason of the untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents the Subscriber has furnished to any of the foregoing in connection with this transaction. This indemnification includes, but is not limited to, any damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its directors, officers, affiliates or advisors defending against any alleged violation of federal or state securities laws that is based upon or related to any untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents the Subscriber has furnished to any of the foregoing in connection with this transaction. Subscriber hereby acknowledges that where any subscription agreement, withdrawal request, transfer request or other document (“Document”) is sent to the Company by way of facsimile the fact that a transmission report produced by the originator of such transmission discloses that the transmission was sent will not be sufficient proof of receipt by the Company. The Company will not be liable for any loss arising as a result of acting or failing to act on the basis of any Document sent by facsimile. Subscriber agrees to indemnify the Company from and against any and all actions, losses, costs, charges, expenses and demands of any and every kind which may at any time hereafter be incurred by the Company in consequence of accepting and acting upon or failing to act upon any Document sent as aforesaid.

19. Revocability. Subscriber understands and agrees that it may not cancel, terminate, or revoke this Subscription Agreement.

20. Notice. All notices provided for under this Agreement shall be in writing and shall be sufficient if sent by first class mail to Subscriber’s address as set forth in the schedule in the files of the Company as of the date of such notice. A notice shall be deemed to have been given to the Company when received, and to have been given to Subscriber when deposited in a U.S. Post Office or a regularly maintained U.S. Postal Service letter box or when delivered in person.

In lieu of delivering any notice or other communication to be given hereunder to Subscriber by any other means, the Company may, in its discretion, provide such notice or other communication by means of electronic mail to the electronic mail address specified for such purpose in Subscriber’s Subscription Agreement or to such other electronic mail address as Subscriber shall have last designated by notice to the Company (for the avoidance of doubt, it being acknowledged that by providing an electronic mail address for a particular purpose in the relevant section of Subscriber’s Subscription Agreement (or by subsequent communication), Subscriber shall have authorized receiving notice by means of electronic mail for such purpose).

21. Successors and Assigns. This Subscription Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to the successors and assigns of the Company. This Agreement is not transferable or assignable by Subscriber.

22. Modification. Neither this Subscription Agreement nor any provision hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

23. Entire Agreement. This instrument, the Charter Documents and the other agreements or documents referred to herein or in the Charter Documents contain the entire agreement of the parties and supersede any prior written or oral agreement between Subscriber and the Company. There are no representations, covenants or other agreements among the parties relating to the Company except as stated or referred to herein.

24. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and, to the extent it involves any United States statute, in accordance with the laws of the United States.

25. Electronic Delivery. Subscriber hereby consents, by signing this Subscription Agreement, that financial reports and statements from the Company may be provided electronically by email or through a website maintained by the Company. In such event, Subscriber understands that an email will be sent in place of paper statements informing Subscriber when and at what electronic address statements may be accessed.

26. Forum. Subscriber hereby covenants and agrees that any dispute, controversy or other claim arising under, out of or relating to this Agreement or any of the transactions contemplated hereby, or any amendment hereof, or the breach or interpretation hereof or thereof, shall be determined and settled in the appropriate state court in the State of Nevada or the federal courts located in the State of Nevada, and not in any other state or federal court in the United States of America or any court in any other country. Subscriber hereby waives any rights it has with respect to, and will not assert, any claim of inconvenience forum in any such jurisdiction. SUBSCRIBER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature page follows.]

Number of Shares: _______________

Amount of Subscription: $ _________________

[Print Subscriber Entity Name]

By:____________________________________

Name:__________________________________

Title:___________________________________

State of Organization:______________________

Primary State of Operations:_________________

Date:___________________________________

SUBSCRIPTION ACCEPTED:

Linkhome Holdings Inc.,
a Nevada corporation

By:
Title:
Date:

[SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT]